Exhibit 5.1

September 28, 2022

Chembio Diagnostics, Inc.
555 Wireless Blvd.
Hauppauge, New York 11788

Re:	Chembio Diagnostics, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Chembio Diagnostics, Inc., a Nevada corporation (the “Company”), in connection with the offer and sale of:  (1) 55,200,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”); (2) warrants to purchase 69,000,000 shares of Common Stock (the “Warrants”); (3) pre-funded warrants to purchase 55,200,000 shares of Common Stock (the “Pre-Funded Warrants”); and (4) 124,200,000 shares of Common Stock issuable upon exercise of the Warrants and the Pre-Funded Warrants (the “Warrant Shares” and, together with the Shares, the Warrants and the Pre-Funded Warrants, the “Securities”), registered under the Company’s Registration Statement on Form S-1 (Registration No. 333-267320), as filed with the United States Securities and Exchange Commission (the “Commission”) on September 7, 2022 (the “Original Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), as amended by the Pre-Effective Amendment No. 1 to the Original Registration Statement, as filed with the Commission on the date first referenced above (together with the Original Registration Statement, the “Registration Statement”).

We have examined executed original or counterparts of the following documents: (a) the Articles of Incorporation of the Company (formerly Trading Solutions.Com, Inc.) filed with the Nevada Secretary of State on May 14, 1999, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Company; (c) the resolutions adopted by the Company’s board of directors approving the Registration Statement and authorizing the offer and sale of the Securities, amongst other items (the “Directors’ Resolutions”); (d) the Registration Statement; (e) the Underwriting Agreement to be entered into by the Company and Craig-Hallum Capital Group LLC, as representative of the several underwriters to be named therein (the “Underwriting Agreement”); (f) the Warrant Agency Agreement to be entered into by the Company and Action Stock Transfer Corp., as warrant agent; (g) the form of Warrant; and (h) the form of Pre-Funded Warrant. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

Chembio Diagnostics, Inc.
September 28, 2022

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

The opinion expressed below is based on the assumption that: (a) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been, or will be, filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities; (b) the Securities will continue to be duly and validly authorized on the dates that the Securities are issued, and, upon the issuance of any of the Securities, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Securities, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles, as may be further amended; and (c) the Securities will issued and sold in compliance with the Securities Act and the securities or “Blue Sky” laws of various states.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1.          With respect to the offer and sale of the Shares and the Warrant Shares by the Company pursuant to the Registration Statement (the “Offered Shares”), (a) the issuance and sale of the Offered Shares has been duly authorized and (b) when, as and if (i) certificates representing the Offered Shares have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof, and (ii) the Company receives consideration per share of the Offered Shares in such amount as contemplated by the Underwriting Agreement and, with respect to the Warrant Shares, the Warrant and the Pre-Funded Warrant, the Offered Shares will be validly issued, fully paid and non-assessable; and

Chembio Diagnostics, Inc.
September 28, 2022

2.          With respect to the offer and sale of the Warrants and the Pre-Funded Warrants by the Company pursuant to the Registration Statement (the “Offered Warrants”), (a) the issuance and sale of the Offered Warrants has been duly authorized and (b) when, as and if, (i) the Offered Warrants have been duly executed and countersigned in accordance with the Underwriting Agreement and the Warrant Agency Agreement and issued and sold as contemplated by the Registration Statement, and (ii) the Company has received consideration for the Offered Warrants provided for in the Underwriting Agreement, then such Offered Warrants will be validly issued.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,